UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                  CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15 (d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 28, 2005

                         NUTRITIONAL SOURCING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Delaware                 33-63372           65-0415593
   ------------------------------  ---------------  ----------------------
    (State or other jurisdiction    (Commission        (I.R.S. employer
         of incorporation)           File Number)     identification no.)


           1300 N.W. 22nd Street
           Pompano Beach, Florida                     33069
  ----------------------------------------    -----------------------
  (Address of principal executive offices)         (Zip code)

     Registrant's telephone number, including area code: (954) 977-2500
                                                         ---------------

     Registrant's worldwide web address: www.pueblo.net

     Registrant's former name or former address, if changed since last report
     -----------------------------------------------------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240-14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))














ITEM 7.01 REGULATION FD DISCLOSURE

  On January 28, 2005, Nutritional Sourcing Corporation, the parent corporation of Pueblo International, LLC, announced the commencement of a tender offer
(the "Invitation") for its outstanding 10.125% Senior Secured Notes due 2009 (the "Notes"). The maximum amount available to the Company to fund the purchase of the notes is $42.0 million; as a consequence, the Company will accept for purchase less than all of the outstanding Notes.

 The offer requires the valid tender of at least a simple majority of the aggregate principal amount of Notes outstanding excluding Notes owned by the Company or by any affiliate of the Company and stipulates that each Noteholder tendering Notes will be deemed to have consented to an amendment to the indenture under which the Notes were issued. The amendment will permit the Company to discontinue its reporting to the Securities and Exchange Commission and making such reports available to the Noteholders. The amendment will not become effective unless a the majority of the Notes are purchased under the invitation, but if effective will bind all Noteholders. No separate fee will be paid for the consent.

 The Company is making the offer by way of a "Modified Dutch Auction" procedure. Under this procedure, the Company will accept offers in the order of lowest to highest offer prices, continuing until the Company has purchased Notes at an aggregate purchase price (excluding accrued interest) of $42.0 million. Under this procedure, the Company will pay to each Noteholder whose offer is accepted the highest price offered for Notes and accepted by the Company (the "Clearing Price"), even if that price is higher than the price offered by such Noteholder. Under this procedure, all offers of Notes below the Clearing Price will be accepted and all offers above the Clearing Price will be rejected. However, to the extent acceptance of all offers at the Clearing Price would cause the aggregate purchase price (excluding accrued interest) to exceed $42.0 million, the Company will allocate its acceptance of offers at the Clearing Price among all such offers on a pro rata basis with holders of Notes being tendered in denominations under $1,000 being given priority.

 The Company is amending and restating its Senior Credit Facility with Westernbank Of Puerto Rico to provide an additional $45.0 million in funding for this transaction (including accrued interest and related expenses). The amendment and restatement of the Facility will become effective only if the Notes are purchased pursuant to the Invitation.


ITEM 9 EXHIBITS

                  (c)      Exhibit.      Document Description

20.1           Invitation by Nutritional Sourcing
Corporation to Holders to offer to
sell for cash at prices designated by
the offering Holders any or all of
their holdings of 10.125% Senior
Secured Notes Due 2009.

20.2           Nutritional Sourcing Corporation
              Instructions to Record Holder.




20.3           Nutritional Sourcing Corporation
              Letter of Transmittal Pursuant to the
              Invitation dated January 28, 2005 to
              Tender 10.125% Senior Secured Notes
              Due 2009 (CUSIP No. 670688AA8).

20.4           Nutritional Sourcing Corporation
Notice of Guaranteed Delivery for the
Invitation with respect to 10.125%
Senior Secured Notes Due 2009.

20.5           Nutritional Sourcing Corporation
Invitation to Beneficial Owners with
respect to 10.125% Senior Secured
Notes Due 2009.

99.1 Nutritional Sourcing Corporation
Invitation to Brokers, Dealers,
Commercial Banks, Trust Companies and
Nominees with respect to 10.125%
Senior Secured Notes Due 2009.

99.2 Press release Nutritional Sourcing
              Corporation announces Modified Dutch
              Auction Tender Offer for its 10.125%
Senior Secured Notes Due 2009.

99.3 Amended and Restated Loan and Security
Agreement by and between Westernbank
Puerto Rico (Business Credit Division)
as Lender and Pueblo International,
LLC, FLBN LLC, FLBN/SUB-BASE LLC as
Borrowers and Nutritional Sourcing
Corporation dated January 28, 2005.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Nutritional Sourcing Corporation
January 28, 2005		         By: /s/ Daniel J. O'Leary
                                 ---------------------------
                                 Daniel J. O'Leary
                                 Executive Vice President
                                 and Chief Financial Officer
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